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                                                                  EXHIBIT 10.15


                                 BANCTENN CORP.
                          DIRECTORS FEE DEFERRAL PLAN



         1.       PURPOSE OF THE PLAN.

                  The purpose of this BancTenn Corp. Directors Fee Deferral Plan (the "Plan") is to advance the interests of the Company by providing Directors of the Company and the Bank with the opportunity to defer receipt of their directors fees in a manner which suits each individual director's individual circumstances and preferences. By making this Plan available, the Company seeks to provide each Director with a degree of flexibility in planning his or her personal financial matters.

         2.       DEFINITIONS.

                  As used herein, the following definitions shall apply.

                  (a)      "Bank" shall mean Bank of Tennessee.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Change in Control" shall mean, with respect to the Corporation or Bank, the happening of any of the following: (i) if any person or entity, including a "group" as defined in the Securities Exchange Act of 1934 (other than (x) the Corporation or a wholly-owned subsidiary thereof, or (y) any employee benefit plan of the Corporation or any of its subsidiaries, or
(z) William B. Greene, Jr. and his Related Interests) becomes the beneficial owner of securities of the Corporation or the Bank having 50% or more of the combined voting power of the then outstanding securities of the Corporation or the Bank that may be cast in the election of directors of the Corporation or the Bank (other than as a result of an issuance of securities initiated by the Corporation or Bank in the ordinary course of business); (ii) if, as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, less than a majority of the securities of the Corporation or the Bank, entitled to vote in the election of directors, are held by the holders of the Corporation's or Bank's securities holding a majority of the outstanding securities prior to such transaction; (iii) if, during any period of two (2) consecutive years, the majority composition of the Board of Directors of the Corporation or the Bank changes unless the election of each new director was approved by 2/3 of the directors of the Corporation or the Bank, as the case may be, then still in office who were directors of the Corporation or Bank at the beginning of such period; or (iv) if William B. Greene, Jr. and his Related Interests cease to own at least 25% of the outstanding Common Stock of the Corporation unless William B. Greene, Jr. and his Related Interests remain the Corporation's largest stockholder.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Continuous Service" shall mean the absence of any interruption or termination of service as a Director of the Company or the Bank. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

                  (f)      "Company" shall mean BancTenn Corp.

                  (g) "Deferral Account" shall mean the account established at the Bank to hold the deferred fees of the Directors who elect to participate in the Plan.

                  (h) "Director" shall mean any member of the Board of Directors of the Company or the Board of Directors of the Bank.


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                  (i)      "Effective Date" shall mean the date specified in
Paragraph 8 hereof.

                  (j) "Employee" shall mean any person employed by the Company or the Bank.

                  (k) "Interest Rate" shall mean an annual rate of interest equal to (i) the interest rate yield on United States Treasury Bill obligations having a maturity of one (1) year, quoted as of the first business day of January of each calendar year, plus (ii) 250 basis points. The Interest Rate, as so determined on the first business day of each January, shall be fixed for the entire calendar year.

                  (l) "Plan" shall mean the BancTenn Corp. Directors Fee Deferral Plan.

                  (m) "William B. Greene, Jr. and his Related Interests" shall mean William B. Greene, Jr. and, Greene Investment Corporation, any trust of which Mr. Greene is a trustee, co-trustee, or beneficiary, and any partnership, corporation or limited liability company of which Mr. Greene is an officer, director, stockholder, member or equity owner.


         3.       TERM OF THE PLAN.

                           The Plan shall continue in effect for a term of five
(5) years from the Effective Date, unless sooner terminated pursuant to Paragraph 9 hereof: provided, however, the Board of Directors of the Company shall be entitled to terminate the Plan effective at the end of each calendar year upon a vote of not less than two-thirds of the Directors then holding office.

         4.       ADMINISTRATION OF THE PLAN.

                  (a) Procedure for Election. Not later than December 1 of each calendar year, each Director shall be entitled to make a Deferral Election for the next succeeding calendar year, the effect of which is that the Director waives his right to receive his Director fees in cash on a current basis during such next succeeding calendar year. Such Deferral Election shall remain in effect until revoked in writing by such Director. If a Director does not make an affirmative Deferral Election, then he or she shall receive his or her Director fees in cash payments according to the customary payment schedule.

                  (b) Interest. Funds held in the Deferral Account shall bear interest at the Interest Rate, compounded annually, until withdrawn.

                  (c) General Rule. The Plan shall be administered by the Board, provided that the Board may appoint a committee of Directors to make any determinations required pursuant to the Plan.

                  (d) Powers. Except as limited by the express provisions of the Plan, the Board shall have sole and complete authority and discretion
(i) to interpret the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) to make other determinations necessary or advisable for the administration of the Plan.

                  (e) Effect of the Board's Decisions. All decisions, determinations, and interpretations of the Board shall be final and conclusive on all persons affected thereby.

                  (f) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Board shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

         5.       WITHDRAWAL OF FUNDS.


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                  (a)      Procedure. Deferred fees, together with the
allocable interest earned thereon, may be withdrawn from time to time by the Director's written notice of withdrawal. Each such notice shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. A Director who exercises his right of withdrawal shall provide the Company satisfactory evidence as to the proper handling of all applicable federal, state and local income and employment taxes withholding obligations.

                  (b) Heirs and Successors. Withdrawal rights created hereunder may be exercised only while the Participant is a Director of the Company or the Bank, or within one (1) year after termination of the Participant's Continuous Service as a Director. In the event of such Director's death during the term of his directorship, the withdrawal rights granted herein may be exercised within one (1) year from the date of his death by the personal representatives of his estate or by the person or persons to whom his rights under such rights shall have passed by will or by laws of descent and distribution.

                  (c) Forfeiture. A Director's right to withdraw Deferred Fes shall be automatically and completely forfeited in the event a Director is removed from the Board of the Company or the Bank for "cause". As used herein, "cause" shall include indictment on any criminal felony, conviction of any criminal felony, engaging in any act of moral turpitude, failure to satisfy attendance requirements as established by the Board or the applicable regulatory authorities from time to time, the removal of the Director at any shareholders meeting specifically called to consider termination or removal of the Participant as a Director, and any other act which the Board of the Company, in its sole discretion, determines to be materially harmful or injurious to the reputation and standing of the Company or the Bank.

         6.       CHANGE IN CONTROL.

                  Upon the occurrence of a Change of Control, the Company, and its successors, shall have the right to terminate this Plan and require each participant to withdraw all deferred fees, and all allocable interest thereon.

         7.       NON-TRANSFERABILITY.

                  Neither the Directors Fees deferred under this Plan, nor the interest earned thereon, may be pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

         8.       EFFECTIVE DATE.

                  The Plan shall become effective as of January 1, 2001 (the "Effective Date"); provided, however, the first election to be made by the Directors under the Plan shall be no later than December 1, 2000.

         9.       AMENDMENT AND TERMINATION OF THE PLAN.

                  The Board may from time to time amend, suspend or terminate the Plan; provided that no provision hereof may be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and provided further that any amendment that is "material" within the meaning of Rule 16b-3 of the Securities Exchange Commission shall be subject to stockholder approval. No amendment, suspension or termination of the Plan shall, without the consent of any affected then-participating Director, alter or impair any deferral theretofore created.

         10.      WITHHOLDING TAX.

                  The Company's obligation to deliver Deferred Fees and the interest earnings thereon shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations.

         11.      NO EMPLOYMENT OR OTHER RIGHTS.


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                  In no event shall a Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director, or any other party to continue service with the Company or the Bank in any capacity. Without limiting the foregoing, neither a Director's eligibility to participate in the Plan, nor the election to so participate, shall be construed to guarantee or assure any Director of continued service as a Director or reelection as a Director at any time.

         12.      GOVERNING LAW.

                  The Plan shall be governed by and construed in accordance with the laws of the State of Tennessee, except to the extent that federal law shall be deemed to apply.

Argabrite/Bank of Tennessee


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